Community Distributors, Inc.
(Dollars in thousands, exept per share amounts

Computation of Earnaings to Fixed Charges

(UNAUDITED)

Earnings available for fixed            Six
charges                             Months Ended      Fiscal Year Ended
                                       7/30/95      7/28/96        7/26/97
                                    ------------    -------        -------

Income before income taxes            $2,666         $7,363         $9,779

ADD
Interest Expense                       2,946          3,998          3,018
Interest component of rent
expense                                1,118          2,624          2,811
                                      ------        -------         ------
Income as adjusted                    $6,730        $13,985        $15,608
                                      ------        -------         ------

Fixed Charges

Interest Expense                       2,946          3,998          3,018
Interest component of rent
expense                                1,118          2,624          2,811
                                      ------        -------         -------
Total Fixed Charges                   $4,064         $6,622         $5,829
                                      ------        -------         -------
Ratio of earnings to fixed charges      1.66           2.11           2.68




Earnings available for fixed            Six
charges                             Months Ended      Fiscal Year Ended
                                       7/30/95      7/28/96        7/26/97
                                    ------------    -------        -------

Income before income taxes            $2,004         $6,035         $8,211

ADD
Interest Expense                       2,946          5,326          4,586
Interest component of rent
expense                                1,118          2,624          2,811
                                      ------        -------        -------
Income as adjusted                    $6,068        $13,985        $15,608
                                      ------        -------         ------

Fixed Charges

Interest Expense                       2,946          5,326          4,586
Interest component of rent
expense                                1,118          2,624          2,811
                                      ------        -------         -------
Total Fixed Charges                   $4,064         $7,950         $7,397
                                      ------        -------         -------
Ratio of earnings to fixed charges      1.49           1.76           2.11